Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-217053 on Form S-8 of our reports dated May 25, 2017, relating to the consolidated financial statements of Computer Sciences Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended March 31, 2017.

/s/ Deloitte & Touche LLP

McLean, Virginia

May 1, 2018